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                                                                  Exhibit (j)(1)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports for the Goldman Sachs Trust -- Institutional Liquid Assets Portfolios and Financial Square Funds dated February 14, 2000 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 70 and Amendment No. 72 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                               /s/ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 15, 2001